Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, DC 20037 Office:+1.202.457.6000 Fax:+1.202.457.6315

June 1, 2016

Board of Directors

NovaBay Pharmaceuticals, Inc.

5980 Horton Street, Suite 550

Emeryville, California 94608

Re: NovaBay Pharmaceuticals, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing with the U.S. Securities and Exchange Commission (“SEC”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”) on the date hereof relating to the registration by the Company of an additional 1,124,836 shares (the “Plan Shares”) of common stock, par value $0.01 per share (“Common Stock”), authorized for issuance pursuant to the Company’s 2007 Omnibus Incentive Plan, as amended (the “2007 Plan”). The increase in the number of shares available for issuance under the 2007 Plan by 1,124,836 shares was approved by the Company’s stockholders at its reconvened stockholder meeting on May 26, 2016 (“Annual Meeting”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement in the form filed with the SEC on the date hereof; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect; (iv) a specimen certificate representing the Common Stock; (v) minutes, resolutions and other instruments evidencing actions taken by the Company’s Board of Directors; (vi) the certificate and report of the inspector of elections at the Annual Meeting; (vii) the 2007 Plan; and (viii) records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Board of Directors

NovaBay Pharmaceuticals, Inc.

June 1, 2016

With respect to our examination, we have assumed, and have made no independent investigation of, the following: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures on all documents reviewed by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as facsimile, electronic, certified or photostatic copies; and (v) the due execution and delivery of all documents by the parties thereto. We have also considered such legal matters as we have deemed necessary and relevant as the basis for this opinion. Insofar as this opinion relates to the Plan Shares to be issued in the future, we have assumed that: (a) the Company’s Board of Directors or duly authorized committee thereof will take the necessary corporate action, including under the terms of the 2007 Plan, to authorize and approve the issuance of the Plan Shares; (b) all Plan Shares will be issued in accordance with the award agreements in the form on file and part of the Registration Statement and such award agreements to be entered into are consistent with the 2007 Plan and are duly authorized, validly executed and delivered by the parties thereto; (c) the consideration received by the Company for each Plan Share delivered pursuant to the 2007 Plan shall not be less than the par value of the Common Stock; (d) the registrar and transfer agent for the Common Stock will duly register such issuance; (e) all applicable laws, rules and regulations in effect at the time of issuance are the same as such laws, rules and regulations in effect as of the date hereof; and (f) there will continue to be available at the time of the issuance of the Plan Shares a sufficient number of authorized and unissued shares of common stock of the Company.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Plan Shares have been duly authorized for issuance and, when such Plan Shares have been issued, delivered and paid for in accordance with the terms of the 2007 Plan and the applicable award agreements, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof and are based solely upon the laws of the State of Delaware that are relevant to the subject matter of the opinion, and we express no opinion with respect to any other laws or any other jurisdiction. We express no opinion as to (i) compliance with any federal or state securities laws, including the securities laws of the State of Delaware; or (ii) the securities laws of any other country or jurisdiction.

We hereby consent to the reference to our firm wherever appearing in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to revise, update or supplement the opinions contained herein to reflect any change in facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to advise you of any such changes.

Very truly yours, /s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP